UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): September 26, 2013

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2013, the Board of Directors (the “Board”) of Employers Holdings, Inc. (the “Company”) appointed James Kroner and Michael McSally as members of the Board, effective immediately. Messrs. Kroner and McSally were both appointed as Class I directors with terms expiring at the Company’s 2016 Annual Meeting of Stockholders.
Mr. Kroner, age 52, was formerly the Chief Financial Officer and Chief Investment Officer of Endurance Specialty Holdings Ltd. (“Endurance”) which he co-founded in 2001 and from which he retired in December 2005. In addition, he served on its Executive Committee and its Board of Directors. Since his retirement, Mr. Kroner has served as a consultant to various insurance companies and as a private investor. Mr. Kroner recently served on the Boards of Terra Industries Inc. (“Terra”) and Global Indemnity plc (“Global Indemnity”) and its U.S. insurance subsidiaries. He served as a member of the Audit Committees of Terra and Global Indemnity and Chair of Global Indemnity’s Investment Committee and 162(m) Committee. Prior to founding Endurance, Mr. Kroner was Managing Director at Fox Paine & Company LLC and served as a Managing Director and co-head of insurance industry investment banking in the Americas for JP Morgan & Co. Mr. Kroner received a Bachelor’s Degree in International Relations from Northwestern University and a Master’s Degree in Management from the Northwestern Kellogg School.

Mr. McSally, age 56, retired in 2010 and is currently a private investor with focus on insurance and related businesses. Mr. McSally most recently served as Senior Vice President at OneBeacon Insurance Group (“OneBeacon”) and through his career at OneBeacon, led commercial lines, distribution and agency management and personal lines from 2001 through 2010. Prior to that, he served as President and Chief Operating Officer of John Hancock’s property and casualty operations, as Chief Executive Officer of Commercial Union York Insurance Company, and as President and Chief Executive Officer of York Insurance Company of Maine. He has also served on several boards of directors of privately held insurance companies and was an Executive Partner of Charter Oak Capital Partners, LP. Mr. McSally received a Bachelor’s Degree from Providence College, is a Fellow of the Casualty Actuarial Society and is a member of the American Academy of Actuaries.

Messrs. Kroner and McSally will participate in the non-employee director compensation program at the Company. Under the current program, non-employee Board members receive an annual cash retainer of $40,000, Board committee chairs receive an annual cash retainer ranging from $10,000 to $15,000, and Board committee members receive meeting fees ranging from $1,000 to $1,500 per meeting. On September 26, 2013, in connection with their appointment to the Board, the Compensation Committee of the Board approved an equity grant of Restricted Stock Units to Messrs. Kroner and McSally with an approximate value of $40,000. These grants will vest on May 23, 2014, subject to their continued service on the Board on that date.
There are no arrangements or understandings between Messrs. Kroner or McSally and any other persons pursuant to which either was named a director of the Company. Messrs. Kroner and McSally do not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Neither Mr. Kroner nor Mr. McSally has entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.
Neither Messrs. Kroner nor McSally are a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Board has appointed Mr. Kroner to serve on the Finance and Compensation Committees and Mr. McSally to serve on the Audit and Board Governance and Nominating Committees.
On September 30, 2013, the Company issued a press release regarding the appointment of Messrs. Kroner and McSally to the Board. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits
99.1    Employers Holdings, Inc. press release, dated September 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	October 1, 2013	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Executive Vice President,
Chief Legal Officer and General Counsel